Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Evergreen Select Equity Trust:

We consent to the use of our report, dated November 24, 2009, with respect to the financial statements of the Evergreen Strategic Growth Fund, a series of the Evergreen Select Equity Trust, as of September 30, 2009, incorporated herein by reference, and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the prospectus/proxy statement filed on form N-14.

/s/ KPMG LLP

Boston, Massachusetts

February 17, 2010